                        ALABAMA NATIONAL BANCORPORATION
                 COMPUTATION OF EARNINGS PER SHARE (UNAUDITED)
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                  EXHIBIT 11

                                                                    PER SHARE
                                                   INCOME   SHARES   AMOUNT
1998
Basic EPS net income .........................     $3,748   8,648     $0.43
                                                                      =====
Effect of dilutive securities options ........          -     312
                                                   ------   -----
Diluted EPS ..................................     $3,748   8,960     $0.42
                                                   ======   =====     =====

1997
Basic EPS net income .........................     $3,125   8,571     $0.36
                                                                      =====
Effect of dilutive securities options ........          -     306
                                                   ------   -----
Diluted EPS ..................................     $3,125   8,877     $0.35
                                                   ======   =====     =====